As filed with the Securities and Exchange Commission on November December 6, 2023

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________________________

SOLITARIO RESOURCES CORP.
(Exact name of registrant as specified in its charter)

  ___________________________

Colorado	84-1285791
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

___________________________

4251 Kipling Street, Suite 390

Wheat Ridge, Colorado 390

(Address of principal executive offices) (Zip code)

 ___________________________

Christopher E. Herald

President and Chief Executive Officer

4251 Kipling Street, Suite 390

Wheat Ridge, Colorado 80033

(303) 534-1030

(Name, address and telephone number of agent for service)

___________________________

Copy to:

Peter F. Waltz, Esq. Dykema Gossett PLLC111 E. Kilbourn Ave., Suite 1050 Milwaukee, WI 53202

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•

a base prospectus which covers the offering, issuance and sale of such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, and such indeterminate amount of rights, subscription receipts and units which together shall have an aggregate initial offering price not to exceed $16,000,000 in one or more offerings, including the at-the-market offering as described below; and

•

an offering agreement prospectus covering the offering, issuance and sale of up to $10,000,000 of shares of our common stock that may be issued and sold under the At-The-Market Offering Agreement (“Offering Agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The offering agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold under the Offering Agreement prospectus is included in the $16,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Offering Agreement, any portion of the $10,000,000 included in the offering agreement prospectus that is not sold pursuant to the Offering Agreement will be available for sale in other offerings pursuant to the base prospectus.

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The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED December 6, 2023

Prospectus

$16,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

This prospectus provides you with a general description of the securities that Solitario Resources Corp. may offer and sell, from time to time, either individually or in units. Each time we sell securities pursuant to this prospectus we will provide a prospectus supplement that will contain specific information about the terms of any securities we offer and the specific manner in which we will offer such securities. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the NYSE American under the symbol “XPL.” On December 5, 2023, the closing price for our common stock as reported on the NYSE American was $0.53 per share. Our principal executive offices are located at 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 2 and the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    December 6, 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings, up to a total dollar amount of $16,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “INFORMATION INCORPORATED BY REFERENCE” and any additional information you may need to make your investment decision.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate as of the date on the respective covers of such documents, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, such prospectus supplement, or any sale or issuance of a security, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement.

Unless the context otherwise requires, all references to “Solitario,” “the Company,” “we,” “our,” “us” or “our company” in this prospectus refer to Solitario Resources Corp., a Colorado corporation.

ABOUT SOLITARIO RESOURCES CORP.

Solitario is an exploration stage company as defined by rules issued by the SEC, with a focus on the acquisition and exploration of precious metal, zinc and other base metal exploration mineral properties. Our primary business is to acquire exploration mineral properties and/or discover economic deposits on our mineral properties and advance these deposits, either on our own or through joint ventures, up to the development stage of the project. At that point, or sometime prior to that point, we would likely attempt to sell our mineral properties, pursue their development either on our own or through a joint venture with a partner that has expertise in mining operations, or create a royalty with a third party that continues to advance the property. We have never developed a property. In addition to focusing on our mineral exploration properties and the evaluation of mineral properties for acquisition, we also evaluate potential strategic transactions as a means to acquire an interest in new precious and base metal properties and assets with exploration potential or other potential corporate transactions that we determine to be favorable to us.  We currently consider our Golden Crest project in South Dakota, our carried interest in the Florida Canyon project in Peru, and our interest in the Lik project in Alaska to be our core mineral property assets.

We have been actively involved in mineral exploration since 1993. We have recorded revenue in the past from the sale of mineral properties, including from a royalty in January 2019 and the sale in June 2018 of our interest in the royalty on the Yanacocha property. Revenues and / or proceeds from the sale or joint venture of properties or assets, although significant when they occur, have not been a consistent annual source of cash and would only occur in the future, if at all, on an infrequent basis.  Historically we have reduced our exposure to the costs of our exploration activities through the use of joint ventures. Although we anticipate that the use of joint venture funding for some of our exploration activities will continue for the foreseeable future, we can provide no assurance that these or other sources of capital will be available in sufficient amounts to meet our needs, if at all.

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Corporate Information

We were incorporated in Colorado on November 15, 1984 under the name Solitario Resources Corporation as a wholly-owned subsidiary of Crown Resources Corporation, or Crown. On June 12, 2008, our shareholders approved an amendment to the Articles of Incorporation to change our name from Solitario Resources Corporation to Solitario Exploration & Royalty Corp. In July 1994, Solitario became a publicly traded company on the Toronto Stock Exchange through its initial public offering. On July 26, 2004, Crown completed a spin-off of its holdings of our shares to its shareholders as part of the acquisition of Crown by Kinross Gold Corporation.  In July 2017 Solitario acquired Zazu Metals Corp. and its 50% interest in the Lik project in Alaska and changed its name to Solitario Zinc Corp. from Solitario Exploration & Royalty Corp. In June 2023 our shareholders approved an amendment to the Company’s Articles of Incorporation to change the Company’s name from Solitario Zinc Corp. to Solitario Resources Corp., and that name change was effected in July 2023.

Our website address is www.Solitarioxr.com.  The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus and is not part of this prospectus.

Our common stock is listed on the NYSE American under the symbol “XPL” and on the Toronto Stock Exchange under the symbol “SLR.” Our principal executive offices are located at 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033. Our telephone number is (303) 534-1030.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which are incorporated by reference into this prospectus. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning exploration and development plans and timelines; any statements of expectation or belief; any statements regarding the impact to our business from the on-going effects from the COVID-19 pandemic; and any statements of assumptions underlying any of the foregoing. In addition, forward looking statements may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” and similar expressions that convey uncertainty of future events or outcomes, or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature.

The forward-looking statements included in this prospectus represent our estimates as of the date of this prospectus. We specifically disclaim any obligation to update these forward-looking statements in the future, except as required by law. These forward-looking statements should not be relied upon as representing our estimates or views as of any date subsequent to the date of this prospectus.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus to fund exploration and development of our mineral properties, and for general corporate purposes, including capital expenditures and working capital. We may use a portion of our net proceeds to invest in or acquire additional mineral property assets or royalty interests. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

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DESCRIPTION OF THE SECURITIES

We may offer, from time to time, in one or more offerings, up to $16,000,000 of the following securities:

•	common stock;

•	preferred stock;

•	senior debt securities;

•	subordinated debt securities;

•	warrants;

•	rights;
•	units; or

•	any combination of the foregoing securities.

The aggregate initial offering price of the offered securities that we may issue will not exceed $16,000,000. Until such time as the aggregate market value of the voting and non-voting common equity held by non-affiliates of the Company is $75 million or more, the aggregate market value of securities sold by or on behalf of the Company pursuant to this registration statement during the period of 12 calendar months immediately prior to, and including, a sale under this registration statement will be no more than one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of the Company.  If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

DESCRIPTION OF COMMON STOCK

The following summary of certain rights and terms of our common stock does not purport to be complete. You should refer to our Amended and Restated Articles of Incorporation (“Articles”), and our Amended and Restated By-laws (“By-laws”), both of which are included as exhibits to the registration statement we have filed with the SEC in connection with this offering. The summary below is also qualified by provisions of applicable law.

General Terms

We are authorized to issue 100,000,000 shares of common stock. On December 5, 2023, we had 79,086,358 shares of common stock outstanding and approximately 246 stockholders of record. Except as otherwise provided by any series of preferred stock that may later be created, holders of our common stock have exclusive voting rights for the election of directors and for all other purposes. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. Neither our Articles nor our By-laws authorize cumulative voting. The holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for the payment of dividends, subject to the rights of any series of preferred stock. In the event of a liquidation, dissolution or winding up of Solitario, the holders of our common stock are entitled to share ratably in all assets remaining after payment of the preferential amounts, if any, to which the holders of our preferred stock, if any, are entitled. Our common stock has no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All of our outstanding shares of common stock are fully paid and non-assessable.

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Our Board of Directors

Our board of directors currently has seven members. Our Articles and our By-laws provide that the number of directors shall be fixed from time to time by resolution adopted by the vote of a majority of the directors then in office, but shall in no event be less than three (except that there need be only as many directors as there are stockholders in the event the outstanding shares are held of record by fewer than three stockholders) nor more than nine. Our Articles provide that, upon the first election of directors by the stockholders after an increase in the number of directors to nine or more, the board of directors shall be divided into three nearly equal classes, with each classes’ term expiring on a staggered basis. Vacancies and newly created directorships may be filled by a majority of the directors then in office, though less than a quorum. Directors may be removed with or without cause by the affirmative vote of a majority of the outstanding shares of capital stock entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose. If a director is elected by a voting group of stockholders, only the stockholders of that voting group may participate in the vote to remove that director.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock in the United States is Computershare Trust Company, N.A. and in Canada is Computershare Investor Services Inc.

NYSE American and Toronto Stock Exchange

Our common stock is listed for quotation on the NYSE American under the symbol “XPL” and on the Toronto Stock Exchange under the symbol “SLR.”

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 10,000,000 shares of preferred stock. As of the date of this prospectus, no shares of our preferred stock were outstanding. The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our Amended and Restated Articles of Incorporation, as amended, or the Articles, and our amended and restated by-laws, or the By-laws, both of which are included as exhibits to the registration statement we have filed with the SEC in connection with this offering. The summary below is also qualified by provisions of applicable law.

General Terms

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock (although we do not anticipate paying any dividends to the holders of our common stock in the foreseeable future). Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management as discussed below. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the articles of amendment to the Articles establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

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•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Solitario; and

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any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of Solitario.

The preferred stock offered by this prospectus will, when issued, not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock in the United States will be Computershare Trust Company, N.A. and in Canada will be Computershare Investor Services Inc.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities from time to time, as either senior or subordinated debt or as senior or subordinated convertible debt, in one or more offerings under this prospectus. We will issue any such debt securities under one or more separate indentures that we will enter into with a trustee to be named in the indenture and specified in the applicable prospectus supplement. The specific terms of debt securities being offered will be described in the applicable prospectus supplement. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus forms a part.

The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

•	the title or designation of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the price or prices at which the debt securities will be issued;

•	the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

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•	any conversion or exchange features;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	• the place or places where the principal of, premium and interest on the debt securities will be payable, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon the Company may be served;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we may repurchase the debt securities at our option or at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

•	whether the debt securities are to be issued at any original issue discount, or OID, and the amount of discount with which such debt securities may be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

•	information with respect to book-entry procedures;

•	the terms and conditions upon which the debt securities will be so convertible or exchangeable into securities or property of another person, if at all, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

•	whether the debt securities will be subject to subordination and the terms of such subordination;

•	any restriction or condition on the transferability of the debt securities;

•	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities;

•	the provisions related to compensation and reimbursement of the trustee which applies to securities of such series;

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•	the events of default and covenants with respect to the debt securities and the acceleration provisions with respect to the debt securities;

•	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

•	if other than the trustee, the identity of each security registrar, paying agent and authenticating agent; and

•	any other terms of the debt securities.

The indenture and the debt securities are expected to be governed by and construed in accordance with the laws of the State of New York.  We intend to disclose the relevant restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. As of the date of this prospectus, we have no outstanding registered debt securities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock, debt securities and / or other securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

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•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. After the close of business on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

As specified in the applicable prospectus supplement, we may issue rights to purchase the securities offered in this prospectus to our existing stockholders, and such rights may or may not be issued for consideration. The applicable prospectus supplement will describe the terms of any such rights. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the documents pursuant to which such rights will be issued.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of shares of preferred stock, shares of common stock, warrants and debt securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

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•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Preferred Stock,” “Description of Common Stock,” “Description of Warrants”, “Description of Debt Securities”, and “Description of Rights” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification Without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or
•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

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These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

FORMS OF SECURITIES

General

Each of the securities issued under this prospectus will be represented either by a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each purchaser’s beneficial ownership of the securities through an account maintained by the purchaser with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global (Book-Entry) Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

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 If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair such purchasers’ abilities to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, on and interest payments on debt securities, and any payments to holders with respect to warrants or units represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

 If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following methods from time to time:

•	directly to investors, directly to agents, or to investors through agents;

•	through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone, for resale to the public or investors;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;

•

through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	by delayed delivery contracts or by remarketing firms;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or

•	through a combination of any such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the securities acquired by the underwriters will be for their own account. The underwriters may resell the securities in one or more transactions, including without limitation negotiated transactions, at a fixed public offering price or at a varying price determined at the time of sale. The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities if any are purchased, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters, dealers or agents.

We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

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From time to time, we may offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may use the Internet or another electronic bidding or ordering system for the pricing and allocation of the securities. Such a system may allow bidders to participate directly, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us and may directly affect the price or other terms at which such securities are sold.  Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist you in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, pro-rated or rejected. Other pricing methods also may be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid or other factors.  The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocation systems are likely to be developed in the future, and we may use such systems in connection with the sale of securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.  If an offering is made using such a bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of the offering procedures.

In the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•

describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each of such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

•	identify the purchase price and proceeds from such sale;

•	identify the amounts underwritten;

•	identify the nature of the underwriter’s obligation to take the securities;

•	identify any over-allotment option under which the underwriters may purchase additional securities from us; and

•	identify any quotation systems or securities exchanges on which the securities may be quoted or listed.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the NYSE American and the Toronto Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE American and the Toronto Stock Exchange, subject to applicable notices. We may elect to apply for quotation or listing of any other class or series of our securities, on a quotation system or an exchange but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any other class or series of our securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

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Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NYSE American or otherwise and, if commenced, may be discontinued at any time.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on such future date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (1) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (2) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the delayed delivery contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such delayed delivery contracts.

With respect to the sale of any securities under this prospectus, the maximum compensation to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer is not expected to be greater than eight percent (8%).

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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CERTAIN PROVISIONS OF COLORADO LAW AND OF OUR

ARTICLES AND BY-LAWS

Anti-Takeover Provisions of our Articles and By-laws

In addition to the board of directors’ ability to issue shares of preferred stock, our Articles and our By-laws contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by our board of directors. These provisions include the possibility of a classified board of directors as discussed above in “Description of Common Stock – Our Board of Directors” and advance notice procedures for stockholder proposals.

Classified Board. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding common stock from obtaining control of the board until our second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.

Advance Notice Procedures for Stockholder Proposals. Our By-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board. Stockholders at our annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our By-laws do not give our board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our By-laws may have the effect of precluding the conduct of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Limitations on Liability and Indemnification of Officers and Directors

Our Articles limit the liability of our directors to the fullest extent permitted by Colorado law and provide that we are authorized to indemnify them to the fullest extent permitted by such law.  Our By-laws provide that we are authorized to indemnify our officers to the fullest extent permitted by Colorado law.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 001-32978. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:

•	Annual Report on Form 10-K, for the fiscal year ended December 31, 2022, as amended;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023;

•	Our Current Reports on Form 8-K filed with the SEC on June 21, 2023, June 30, 2023, July 19, 2023, August 2, 2023 and October 16, 2023 (in each case, excluding information furnished pursuant to Items 2.02 and 7.01); and

•	The description of the Company’s common stock contained in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020, including any other amendments or reports filed for the purpose of updating such description.

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Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Solitario Resources Corp.

Attn: Corporate Secretary

4251 Kipling Street, Suite 390

Wheat Ridge, Colorado 80033

(303) 534-1030

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Preferred Stock” and “Description of Common Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Solitario Resources Corp., Attn: Corporate Secretary, 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033. Our telephone number is (303) 534-1030. Our website is located at www.Solitarioxr.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

EXPERTS

Plante & Moran, PLLC, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as amended, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Plante & Moran, PLLC’s report, given on their authority as experts in accounting and auditing.

The estimates of our mineral reserves and mineral resources as of December 31, 2021 with respect to the Florida Canyon Zinc Project is incorporated by reference in this prospectus have been included in reliance upon a technical report prepared by, and under the overall supervision of, Donald E. Hulse.  The estimates of our mineral reserves and mineral resources as of December 31, 2021 with respect to the Lik Project is incorporated by reference in this prospectus have been included in reliance upon a technical report prepared by, and under the overall supervision of, Donald E. Hulse.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Dykema Gossett PLLC.

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$16,000,000

Debt Securities

Preferred Stock

Common Stock

Warrants

Units

Rights

PROSPECTUS

          December 6, 2023

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED December 6, 2023

Prospectus Supplement

Up to $10,000,000

SOLITARIO RESOURCES CORP.

Shares of Common Stock

We previously entered into an At The Market Offering Agreement (the “Offering Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”) as agent. In accordance with the terms of the Offering Agreement, this prospectus supplement, and the accompanying prospectus, we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $10,000,000 through the agent.

Our shares of common stock trade on the NYSE American under the symbol “XPL.” On December 5, 2023, the last sale price of the shares as reported on the NYSE American was $0.53 per share. We previously applied to the NYSE American for the listing of the shares of our common stock being offered by this prospectus supplement and the accompanying prospectus. Listing will be subject to us fulfilling all the listing requirements of the NYSE American and was a condition of sales under the Offering Agreement.

Sales of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. Wainwright will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Wainwright and us. Sales of the shares of our common stock, if any, through Wainwright or directly to Wainwright acting as principal will be made by means of ordinary brokers’ transactions on the NYSE American, the existing United States trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the sales agent as principal, in negotiated transactions with our prior approval at market prices prevailing at the time of sale or at prices related to prevailing market prices, or any other method permitted by law. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock into the NYSE American or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will receive from us a commission of 3% of the gross sales price of all shares sold through it under the Offering Agreement. In connection with the sale of the common stock on our behalf, Wainwright may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright may be deemed to be underwriting commissions or discounts.

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As of December 5, 2023 the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was $38,008,213 based on 79,086,358 shares of our common stock outstanding, of which 71,313,609 shares were held by non-affiliates, and the last reported sale price of our common stock of $0.53 per share on December 5, 2023.  Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the previous 12 calendar months prior to and including the date of this prospectus supplement, we have offered $0 of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page [ - ] of this prospectus supplement and page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is December 6, 2023.

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Prospectus Supplement

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize. Neither we nor the agent has authorized anyone to provide you with different information, and neither we nor the agent take any responsibility for any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any written communication from us specifying the final terms of the offering is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates. Information in this prospectus supplement updates and modifies the information in the accompanying prospectus.

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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and updates certain other matters relating to our business. The second part is the accompanying prospectus, which gives more general information, some of which applies to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, you should rely on the information in this prospectus supplement. If, however, any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement and the accompanying prospectus as well as the additional information described under “INFORMATION INCORPORATED BY REFERENCE” on page s-9 of this prospectus supplement before investing in our common stock. Also see “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION” on page s-1 of this prospectus supplement.

This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares offered hereby, please refer to the registration statement and the exhibits that are a part of the registration statement.

Copies of documents incorporated by reference in this prospectus supplement or the accompanying prospectus are available without charge, upon written or oral request by a person to whom this prospectus supplement has been delivered. Requests should be made to: Solitario Resources Corp., Attn: Corporate Secretary, 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033. Our telephone number is (303) 534-1030. Our website is located at www.Solitarioxr.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to the registration statement because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

We are responsible for the information contained and incorporated by reference in this prospectus, any post-effective amendment or any prospectus supplement. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information that others may give you. Readers should assume that the information appearing in this prospectus, any post-effective amendment or any prospectus supplement is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted.

As used in this prospectus supplement, unless the context requires otherwise, the terms “Solitario,” the “Company,” “we,” “our,” and “us” refer to Solitario Resources Corp. and, where the context requires, our subsidiaries. Unless otherwise stated, currency amounts in this prospectus are stated in U.S. dollars, or “$.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning exploration and development plans and timelines; any statements of expectation or belief; any statements regarding the impact to our business from the on-going effects from the COVID-19 pandemic; and any statements of assumptions underlying any of the foregoing. In addition, forward looking statements may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” and similar expressions that convey uncertainty of future events or outcomes, or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature.

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Such forward-looking statements are based on assumptions and expectations which may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•	Commodity price fluctuations;

•	Our estimates of the value and recovery of our short-term investments;

•	Our estimates of future exploration, development, general and administrative and other costs;

•	Our ability to realize a return on our investment in the Lik and Golden Crest projects;

•	Our ability to successfully identify and execute on transactions to acquire new mineral exploration properties and other related assets;

•	Our ability to secure financing in the credit or capital markets in amounts and on terms that will allow us to execute our business strategy, invest in new projects, and maintain adequate liquidity;

•	Our estimates of fair value of our investment in shares of Vendetta, Vox and Kinross;

•	Our expectations regarding development and exploration of our properties including those subject to joint venture and shareholder agreements;

•	The impact of political and regulatory developments;

•	The impact of technological changes, system failures, or breaches of our network security as well as other cyber security risks that could subject us to increased operating costs, litigation and other liabilities:

•	The effects of volatile economic conditions, including financial market volatility, inflation, rising interest rates, and labor and supply shortages;

•	Our future financial condition or results of operations and our future revenues and expenses;

•	Our business strategy and other plans and objectives for future operations; and

•	Risks related to natural disasters or adverse external events such as endemics or pandemics; and

•	Other risks identified in the section entitled “RISK FACTORS” in this prospectus supplement, the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, each subsequently filed Quarterly Report on Form 10-Q, and, from time to time, in other reports we file with the SEC or in other documents that we publicly disseminate.

This list, together with the factors identified under the section entitled “RISK FACTORS,” is not an exhaustive list of the factors that may affect any of our forward-looking statements. You should read this prospectus supplement, the accompanying prospectus, and any documents incorporated by reference in any of those documents completely and with the understanding that our actual future results may be materially different from what we expect. These forward-looking statements represent our beliefs, expectations and opinions only as of the date on which they were made.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. We do not undertake to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, other than to reflect a material change in the information previously disclosed, as required by applicable law. You should review our subsequent reports filed from time to time with the SEC on Forms 10-K, 10-Q and 8-K and any amendments thereto. We qualify all of our forward-looking statements by these cautionary statements.

Prospective investors are urged not to put undue reliance on forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information incorporated by reference into or contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” beginning on page [ - ] of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, subsequently filed Quarterly Reports on Form 10-Q, and our consolidated financial statements and the related notes thereto incorporated by reference herein before making a decision to purchase our shares.

Overview of Our Business

We are an exploration stage company, as defined by rules issued by the SEC, with a focus on the acquisition and exploration of precious metal zinc and other base metal exploration mineral properties. Our primary business is to acquire exploration mineral properties and/or discover economic deposits on our mineral properties and advance these deposits, either on our own or through joint ventures, up to the development stage of the project. At that point, or sometime prior to that point, we would likely attempt to sell our mineral properties, pursue their development either on our own or through a joint venture with a partner that has expertise in mining operations, or create a royalty with a third party that continues to advance the property. We have never developed a property.

In addition to focusing on our mineral exploration properties and the evaluation of mineral properties for acquisition, we also evaluate potential strategic transactions as a means to acquire an interest in new precious and base metal properties and assets with exploration potential or other potential corporate transactions that we determine to be favorable to us. Our current geographic focus for the evaluation of potential mineral property assets is in North and South America; however, we have conducted property evaluations for potential acquisition in other parts of the world. We currently consider our Golden Crest project in South Dakota, our carried interest in the Florida Canyon project in Peru, and our interest in the Lik project in Alaska to be our core mineral property assets.

We have been actively involved in mineral exploration since 1993. We have recorded revenue in the past from the sale of mineral properties, including from a royalty in January 2019 and the sale in June 2018 of our interest in the royalty on the Yanacocha property. Revenues and / or proceeds from the sale or joint venture of properties or assets, although significant when they occur, have not been a consistent annual source of cash and would only occur in the future, if at all, on an infrequent basis.  Historically we have reduced our exposure to the costs of our exploration activities through the use of joint ventures. Although we anticipate that the use of joint venture funding for some of our exploration activities will continue for the foreseeable future, we can provide no assurance that these or other sources of capital will be available in sufficient amounts to meet our needs, if at all.

Corporate Information

We were incorporated in Colorado on November 15, 1984 under the name Solitario Resources Corporation as a wholly-owned subsidiary of Crown Resources Corporation, or Crown. On June 12, 2008, our shareholders approved an amendment to the Articles of Incorporation to change our name from Solitario Resources Corporation to Solitario Exploration & Royalty Corp. In July 1994, Solitario became a publicly traded company on the Toronto Stock Exchange through its initial public offering. On July 26, 2004, Crown completed a spin-off of its holdings of our shares to its shareholders as part of the acquisition of Crown by Kinross Gold Corporation.  In July 2017 Solitario acquired Zazu Metals Corp. and its 50% interest in the Lik project in Alaska and changed its name to Solitario Zinc Corp. from Solitario Exploration & Royalty Corp. In June 2023 our shareholders approved an amendment to the Company’s Articles of Incorporation to change the Company’s name from Solitario Zinc Corp. to Solitario Resources Corp., and that name change was effected in July 2023.

Our website address is www.Solitarioxr.com.  The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus and is not part of this prospectus.

Our common stock is listed on the NYSE American under the symbol “XPL” and on the Toronto Stock Exchange under the symbol “SLR.” Our principal executive offices are located at 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033. Our telephone number is (303) 534-1030.

S-3

THE OFFERING

Issuer	Solitario Resources Corp.

Size of offering	Up to $10,000,000 of shares of our common stock.

Common stock to be outstanding after this offering

Up to 97,954,293 shares, assuming a sales price of $0.53 per share, which was the closing price of our common stock on the NYSE American on December 5, 2023. The actual number of shares issued will vary depending on the sales price at which shares may be sold from time to time during this offering.

Plan of Distribution	“At-the-market” offering that may be made from time to time through our agent, H.C. Wainwright & Co., LLC. See “Plan of Distribution” on page [ - ] of this prospectus supplement.

Use of proceeds

We intend to use the net proceeds from this offering for general corporate purposes which may include operating expenses, working capital, and potential asset or strategic acquisitions. See “Use of Proceeds.”

NYSE American symbol	“XPL”

Risk factors

An investment in our common stock involves certain risks. We urge you to carefully consider all of the information described in the section entitled “Risk Factors” beginning on page [ - ] of this prospectus supplement and the risk factors incorporated by reference from our filings with the SEC.

The information above regarding the number of shares of our common stock outstanding is based on 79,086,358 shares of common stock outstanding as of December 5, 2023. The number of shares of our common stock outstanding as of that date does not include 8,778,500 shares reserved for issuance under our equity compensation plans, of which 3,828,500 at December 5, 2023 are issuable upon the exercise of outstanding options to purchase common stock. Our outstanding options have a weighted average exercise price of $0.47  per share as of December 5, 2023.

RISK FACTORS

An investment in our common stock offered by this prospectus supplement and the accompanying prospectus involves a high degree of risk. You should carefully consider the following risk factors in addition to the remainder of this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, including under the heading “RISK FACTORS” in the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and any reports subsequently filed by us with the SEC before making an investment decision. The risks and uncertainties described in these incorporated documents and described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or which we currently consider to be immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations would suffer. In that event, the trading price of our shares could decline, and you may lose all or part of your investment in our shares. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. Please see the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement.

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Additional Risks Relating to the Offering and Our Common Stock

Sales of substantial amounts of our common stock or the perception that such sales may occur could cause the market price of our common stock to drop significantly, even if our business is performing well.

Future sales of substantial amounts of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issuable upon exercise of options and warrants, or perceptions that those sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future. Additionally, the market price of our common stock could decline as a result of sales of shares of our common stock by, or the perceived possibility of sales by, our existing shareholders in the market after this offering. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

We may sell additional equity or debt securities in the future to fund our operations, which may result in dilution to our shareholders and impose restrictions on our business.

In order to raise additional funds to support our operations, we may sell additional equity or debt securities, which, in the case of equity securities, would result in dilution to all of our shareholders or, in the case of debt securities, impose restrictive covenants that adversely impact our business. The sale of other incurrence of indebtedness would result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt and certain operating restrictions that could adversely impact our ability to conduct our business. We have an effective shelf registration statement from which additional shares of common stock and other securities can be offered. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase our common stock in this offering will suffer a dilution of their investment. If we are unable to expand our operations or otherwise capitalize on our business opportunities, our business, financial condition and results of operations could be materially adversely affected.

Purchasers in this offering will likely experience immediate and substantial dilution in the book value of their investment.

The shares of common stock sold in this offering, if any, will be sold from time to time at various prices. However, the expected offering price per share of common stock may be substantially higher than the net tangible book value per share of common stock. Therefore, if you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share of common stock. Assuming that the sale of an aggregate amount of $10,000,000 of shares of our common stock in this offering at an assumed offering price of $0.53 per share, which was the last reported sale price of our common stock on the NYSE American on December 5, 2023, and based on our net tangible book value as of September 30, 2023], 2023, if you purchase shares of common stock in this offering you will suffer substantial and immediate dilution of $0.21 per share in the net tangible book value of the share common stock. The future exercise of outstanding options or warrants and other instruments that are convertible or exercisable into common stock, if any, will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock in this offering.

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other shareholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. All of the net proceeds will be used at the discretion of management to fund working capital and for general corporate purposes. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our common stock to decline and delay the exploration or development at any of our mines or exploration projects. Pending their use, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

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The actual number of shares we will issue under the Offering Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Offering Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the Offering Agreement. The number of shares that are sold by Wainwright after delivering a sales notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

It is not possible to predict the aggregate proceeds resulting from sales made under the Offering Agreement.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Wainwright at any time throughout the term of the Offering Agreement. The number of shares that are sold through Wainwright after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with Wainwright in any applicable placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the Offering Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the sales agreement.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $10,000,000 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Offering Agreement with the agent as a source of financing.

We intend to use the net proceeds from this offering for working capital, general corporate purposes, which may include operating expenses, working capital and potential asset or strategic acquisitions.

The expected use of the net proceeds from the sale of common stock offered by this prospectus supplement represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors and, as a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. Until we use the net proceeds from this offering for the purposes described above, we may invest them in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have not paid a dividend in our history and do not anticipate paying a dividend in the foreseeable future.  However, at the present time, we are not a party to any agreement that would limit our ability to pay dividends.

DILUTION

If you purchase any of the shares of common stock offered by this prospectus supplement, you will experience dilution to the extent of the difference between the price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of September 30, 2023 was approximately $21,599,000, or $0.27 per share of common stock. Net tangible book value per share represents our total tangible assets (which excludes intangible assets such as deferred taxes), less our total liabilities, divided by the aggregate number of shares of our common stock outstanding as of December 5, 2023, 2023.

After giving effect to the assumed sale of  an aggregate of $10,000,000 of shares of common stock in this offering at the assumed public offering price of $0.53 per share (the closing sales of our common stock on the NYSE American on December 5, 2023), and after deducting the commissions and other estimated offering expenses payable by us, our as adjusted net tangible book value as of December 5, 2023 would have been approximately $31,279.000, or $0.32 per share. This amount represents an immediate [increase] in net tangible book value of $00.05 per share to existing stockholders as a result of this offering and immediate dilution of approximately $0.19 per share to new investors purchasing our common stock in this offering.

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The following table illustrates this dilution on a per share basis. The as-adjusted information below is illustrative only and will adjust based on the actual price to the public and the actual number of shares sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$0.53
Net tangible book value per share as of December 5, 2023 (unaudited)	$027
Increase in net tangible book value per share attributable to this offering	$0.05
As-adjusted net tangible book value per share after this offering		$0.32
Dilution per share to new investors participating in this offering		$0.21

                A $0.10 increase in the assumed public offering price of $0.53 per share (the closing sales of our common stock on the NYSE American on December 5, 2023), to $0.63 per share would increase the as-adjusted net tangible book value by $0.06 per share and would increase the dilution to new investors by $0.30 per share, after deducting commissions and offering expenses payable by us in connection with this offering.  A $0.10 decrease in the assumed public offering price of $0.53 per share (the closing sales price of our common stock on the NYSE American on December 5, 2023), to $0.43 per share would increase the dilution to new investors by $0.12 per share, after deducting commissions and offering expenses payable by us in connection with this offering.

The per share data appearing above is based on 79,086,358 shares of common stock outstanding as of December 5, 2023, and excludes:

•	3,828,500 shares of common stock issuable upon the exercise of stock options outstanding as of December 5, 2023, with a weighted-average exercise price of $0.47 per share; and

•	4,950,000 additional shares of common stock reserved for future issuance under our omnibus stock and incentive plan as of December 5, 2023.

To the extent that outstanding options are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into an At The Market Offering Agreement with Wainwright, under which we may issue and sell our common stock having an aggregate gross sales price of up to $10,000,000 from time to time through Wainwright acting as agent.  The Offering Agreement provides that sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415(a)(4) promulgated under the Securities Act. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock into the NYSE American or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. No sales will be made in Canada or into any trading market in Canada.

Wainwright will offer the common stock subject to the terms and conditions of the Offering Agreement on a daily basis or as otherwise agreed upon by us and Wainwright on any day that: (i) is a trading day for the NYSE American; (ii) we have instructed Wainwright to make such sales; and (iii) we have satisfied the conditions under Section 6 of the Offering Agreement. We will designate the maximum amount of common stock to be sold through Wainwright on a daily basis. Subject to the terms and conditions of the Offering Agreement, Wainwright will use its commercially reasonable efforts to sell on our behalf all of the common stock so designated or determined. We or Wainwright may suspend the offering of common stock being made through Wainwright under the Offering Agreement upon proper notice to the other party.

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We will pay Wainwright commissions, in cash, for its services in acting as agent in the sale of our common stock. Wainwright will be entitled to a placement fee of 3% of the gross sales price of the shares sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We also agreed to reimburse Wainwright for certain specified expenses, including the fees and disbursements of its legal counsel, as provided in the Offering Agreement. Additionally, pursuant to the terms of the Offering Agreement, we agreed to reimburse Wainwright for the fees and disbursements of its legal counsel in connection with Wainwright’s ongoing diligence, drafting and other filing requirements arising from the transactions contemplated by the Offering Agreement in an amount not to exceed $2,500 in the aggregate per calendar quarter. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Wainwright under the terms of the Offering Agreement, will be approximately $20,000.

Settlement for sales of common stock will occur at 10:00 a.m. (New York City time), or at some other time that is agreed upon by us and Wainwright in connection with a particular transaction, on the second trading day following sale of the shares, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Wainwright has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the common stock requested to be sold by us, subject to the conditions set forth in the Offering Agreement. In connection with the sale of the common stock on our behalf, Wainwright may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Offering Agreement will terminate upon the earlier of (i) the issuance and sale of all of the common stock subject to the Offering Agreement, and (ii) the termination of the Offering Agreement as permitted therein. We may terminate the Offering Agreement at any time upon ten business days’ prior notice.

Wainwright and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees, although we have no current agreements to do so. To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

We have applied to list the shares of common stock sold in this offering on the NYSE American, and approval for such listing is a condition for sales under the Offering Agreement.

This prospectus in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus electronically.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Dykema Gossett PLLC.

EXPERTS

Our financial statements as of December 31, 2022 and for each of the two years then-ended included in our Annual Report on Form 10-K for the year ended December 31, 2022 has been incorporated by reference in this prospectus in reliance upon the reports of Plante & Moran PLLC, Denver, Colorado, our independent registered public accounting firm for those years.

The estimates of our mineral reserves and mineral resources as of December 31, 2021 with respect to the Florida Canyon Zinc Project is incorporated by reference in this prospectus have been included in reliance upon a technical report prepared by Donald E. Hulse.  The estimates of our mineral reserves and mineral resources as of December 31, 2021 with respect to the Lik Project is incorporated by reference in this prospectus have been included in reliance upon a technical report prepared by Donald E. Hulse.

These financial statements have been incorporated herein by reference upon the authority of said firms as experts in accounting and auditing.

S-8

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus supplement. This means we can disclose information to you by referring you to another document we filed or will file with the SEC. This prospectus supplement incorporates by reference the following documents (other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules) that we have filed or will file with the SEC (File No. 001-34857) but have not included or delivered with this prospectus supplement:

•	Our Annual Report on Form 10-K, for the fiscal year ended December 31, 2022, as amended;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023;

•	Our Current Reports on Form 8-K filed with the SEC on June 21, 2023, June 30, 2023, July 19, 2023, August 2, 2023 and October 16, 2023;

•	Our Definitive Proxy Statement on Schedule 14A filed April 28, 2023 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022);

•	The description of the Company’s common stock contained in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020, including any other amendments or reports filed for the purpose of updating such description; and

•	All documents, or portions thereof, filed by us subsequent to the date of this prospectus supplement under Section 13(a), 13(c), 14 or 15 of the Exchange Act, prior to the termination of this offering.

Documents, or portions thereof, furnished or deemed furnished by us are not incorporated by reference into this prospectus supplement or the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. For information with regard to other documents incorporated by reference in the accompanying prospectus, see “Incorporation by Reference” in the accompanying prospectus.

We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to:

Solitario Resources Corp.

Attn: Corporate Secretary

4251 Kipling Street, Suite 390

Wheat Ridge, Colorado 80033

(303) 534-1030

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information with the SEC.  The SEC maintains an Internet website at www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.

We have filed a registration statement on Form S-3 to register the shares to be issued pursuant to this prospectus supplement. As allowed by SEC rules, this prospectus supplement does not contain all of the information you can find in the registration statement or the exhibits to the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. You may obtain a copy of the registration statement from the SEC or from the SEC’s website.

Our filings with the SEC, as well as additional information about us, are also available to the public through our website at www.Solitarioxr.com and are made as soon as reasonably practicable after such material is filed with or furnished to the SEC. Information contained on, or that can be accessed through, our website is not incorporated into this prospectus supplement or our other securities filings and does not form a part of this prospectus supplement.

S-9

Up to $10,000,000

Common Stock

Prospectus Supplement

December 6, 2023

H.C. Wainwright & Co.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered will be borne by Solitario Resources Corp. and are set forth in the following table. All amounts except the registration fee are estimated.

Registration fee	$1,324.60
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees and expenses	*
Transfer agent and trustee fees	*
Miscellaneous	*

Total	$1,324.60

*	Estimated expenses not presently known.

Item 15.	Indemnification of Directors and Officers.

The Colorado Business Corporation Act allows a corporation to indemnify its directors, officers, employees, fiduciaries and agents against liability in certain situations. Our Articles authorize us to indemnify our directors to the fullest extent permitted by Colorado law.

Under the Colorado Business Corporation Act indemnification would be mandatory with respect to a director or officer who was wholly successful in defense of an action, suit or proceeding. As permitted by the Colorado Business Corporation Act and our By-laws, we will indemnify directors and officers, and may indemnify employees, fiduciaries and agents, against reasonably incurred expenses, judgments, penalties, fines and amounts paid in settlement reasonably incurred by them in connection with an action, suit or proceeding if it is determined that they conducted themselves in good faith and that they reasonably believed (i) in the case of conduct in their official capacity, that their conduct was in the company’s best interests, or (ii) in all other cases (except criminal cases), that their conduct was at least not opposed to the company’s best interests, or (iii) in the case of a criminal proceeding, that they had no reasonable cause to believe their conduct was unlawful. In proceedings brought by or in the right of the Company, indemnification will be limited to reasonable expenses incurred in connection with the proceeding. No indemnification will be provided with respect to any claim, issue or matter in connection with a proceeding by or in the right of the Company in which the person was adjudged to be liable to the Company on in any proceeding charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which they were adjudged to be liable to the Company on the basis that they derived an improper personal benefit. Additional indemnification may be provided to officers, employees, fiduciaries or agents if they are not also directors, so long as such additional indemnification is provided for by general or specific action by the board of directors or stockholders or by contract and would not be inconsistent with public policy.

I

Section 7-109-108 of the Colorado Business Corporation Act provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees, fiduciaries and agents, against any liability asserted against and incurred by such persons in any such capacity.

Section 7-108-403 of the Colorado Business Corporation Act provides, among other things, that a director, who votes for or assents to an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions.

Section 7-108-402 of the Colorado Business Corporation Act allows a Colorado corporation to eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liabilities arising from any breach of the director’s duty of loyalty to the corporation or its shareholders, from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, from any transaction from which the director derived an improper personal benefit, or from any other act, omission or transaction as to which the Colorado Business Corporation Act prohibits the elimination or limitation of liability. Our Articles contain a provision limiting director liability for monetary damages for his or her conduct as a director.

Our directors and officers are covered by insurance policies maintained by us against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.	Exhibits.

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

II

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue;

(8) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective;

(9) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(10) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)2 of the Trust Indenture Act.

III

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheat Ridge, State of Colorado, on this6th of December , 2023.

SOLITARIO RESOURCES CORP.

By:	/S/ Christopher E. Herald
Christopher E. Herald
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below hereby severally constitutes and appoints Christopher E. Herald and James R. Maronick and each of them singly, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ CHRISTOPHER E. HERALD	President, Chief Executive Officer and Director (Principal Executive Officer)	December 6, 2023
Christopher E. Herald

/S/ JAMES R. MARONICK	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 6, 2023
James R. Maronick

/S/ John Labate	Director	December 6, 2023
John Labate

/S/ BRIAN LABADIE	Director	December 6, 2023
Brian Labadie

/S/ James Hesketh	Director	December 6, 2023
James Hesketh

/S/ Gil Atzmon	Director	December 6, 2023
Gil Atzmon

/s/ Joshua D. Crumb	Director	December 6, 2023
Josh D. Crumb

/s/ Debbie Mino-Austin	Director	December 6, 2023
Debbie Mino-Austin

IV

EXHIBIT INDEX

Exhibit No.	Description

1.1

At The Market Offering Agreement between Solitario Zinc Corp. and H.C. Wainwright & Co., LLC, dated February 2, 2021 (incorporated by reference to Exhibit 1.1 to Soliario’s Form 8-K filed on February 2, 2021)

1.2*	Form of Underwriting Agreement

3.1	Amended and Restated Articles of Incorporation of Solitario Exploration & Royalty Corp., as Amended (incorporated by reference to Exhibit 3.1 to Solitario’s Form 10-Q filed on August 10, 2010)

3.1.1	Articles of Amendment to Restated Articles of Incorporation of Solitario Zinc Corp. (incorporated by reference to Exhibit 3.1 to Solitario’s Current Report on Form 8-K filed on July 14, 2017)

3.1.2	Articles of Amendment to Restated Articles of Incorporation of Solitario Resources Corp. (incorporated by reference to Exhibit 3.1 to Solitario’s Current Report on Form 8-K filed on July 19, 2023)

3.2	Amended and Restated By-laws of Solitario Exploration & Royalty Corp. (incorporated by reference to Exhibit 99.1 to Solitario’s Form 8-K filed on March 22, 2013)

4.1	Form of Indenture for Senior Debt Securities

4.2	Form of Senior Debt Security (included in Exhibit 4.1 hereto)

4.3	Form of Indenture for Subordinated Debt Securities

4.4	Form of Subordinated Debt Security (included in Exhibit 4.3 hereto)

4.5	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Solitario’s Form 10-Q filed on August 6, 2023)

4.6*	Form of Articles of Amendment to the Amended and Restated Articles of Incorporation, as amended, to State Terms of Series of Preferred Stock

4.7*	Form of Preferred Stock Certificate

4.8*	Form of Warrant Agreement

4.9*	Form of Warrant Certificate

4.10*	Form of Unit Agreement

4.11*	Form of Unit Certificate

4.12*	Form of Rights Agreement and Certificate

5.1	Opinion of Dykema Gossett PLLC as to the legality of the Securities being registered

23.1	Consent of Plante & Moran, PLLC

23.2	Consent of Dykema Gossett PLLC (included in Exhibit 5.1 hereto)

23.3	Consent of Donald E. Hulse with respect to the Technical Report Summary of the Florida Canyon Project

23.4	Consent of Donald E. Hulse with respect to the Technical Report Summary of the Lik Project

24.1	Power of Attorney (included in Part II of this registration statement)

25.1*	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939

25.2*	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939

101.INS	Inline XBRL Instance Document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

107	Calculation of Filing Fee Table

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

V